ADMINISTRATIVE AGREEMENT
                                     BETWEEN
                             COLUMBIA FUNDS TRUST XI
                                       AND
                       COLUMBIA MANAGEMENT ADVISORS, INC.

     COLUMBIA FUNDS TRUST XI, a Massachusetts business trust registered under the Securities Act of 1933 ("1933 Act") and the Investment Company Act of 1940 ("1940 Act") (the "Trust"), hereby appoints COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation ("Administrator"), to furnish certain administrative services with respect to the Trust and the series of the Trust listed in Schedule A hereto, as such schedule may be amended from time to time (each such series hereinafter referred to as "Fund").

     The Trust and Administrator hereby agree that:

1. ADMINISTRATIVE SERVICES. Subject to the terms of this Agreement and the supervision and control of the Trust's Board of Trustees ("Trustees"), Administrator shall provide the following services with respect to the Trust:

(a) Preparation and maintenance of the Trust's registration statement with the Securities and Exchange Commission ("SEC")

(b) Preparation and periodic updating of the prospectus and statement of additional information for the Fund ("Prospectus");

(c) Preparation, filing with appropriate regulatory authorities, and dissemination of various reports for the Fund, including but not limited to semiannual reports to shareholders under Section 30(d) of the 1940 Act, annual and semiannual reports on Form N-SAR, and notices pursuant to Rule24f-2;

(d) Arrangement for all meetings of shareholders, including the collection of all information required for preparation of proxy statements, the preparation and filing with appropriate regulatory agencies of such proxy statements, the supervision of solicitation of shareholders and shareholder nominees in connection therewith, tabulation (or supervision of the tabulation) of votes, response to all inquiries regarding such meetings from shareholders, the public and the media, and preparation and retention of all minutes and all other records required to be kept in connection with such meetings;

(e) Maintenance and retention of all Trust charter documents and the filing of all documents required to maintain the Trust's status as a Massachusetts business trust and as a registered open-end investment company;

(f) Arrangement and preparation and dissemination of all materials for meetings of the Board of Trustees and committees thereof and preparation and retention of all minutes and other records thereof;

(g) Preparation and filing of the Trust's Federal, state, and local income tax returns and calculation of any tax required to be paid in connection therewith;


(h) Calculation of all Trust and Fund expenses and arrangement for the payment thereof;

(i) Calculation of and arrangement for payment of all income, capital gain, and other distributions to shareholders of each Fund;

(j) Determination, after consultation with the officers of the Trust, of the jurisdictions in which shares of beneficial interest of each Fund ("Shares") shall be registered or qualified for sale, or may be sold pursuant to an exemption from such registration or qualification, and preparation and maintenance of the registration or qualification of the Shares for sale under the securities laws of each such jurisdiction;

(k) Provision of the services of persons who may be appointed as officers of the Trust by the Board of Trustees (it is agreed that some person or persons may be officers of both the Trust and the Administrator, and that the existence of any such dual interest shall not affect the validity of this Agreement except as otherwise provided by specific provision of applicable law);

(l) Preparation and, subject to approval of the Trust's Chief Financial Officer, dissemination of the Trust's and each Fund's quarterly financial information to the Board of Trustees and preparation of such other reports relating to the business and affairs of the Trust and each Fund as the officers and Board of Trustees may from time to time reasonably request;

(m) Administration of the Trust's Code of Ethics and periodic reporting to the Board of Trustees of Trustee and officer compliance therewith;

(n) Provision of internal legal, accounting, compliance, audit, and risk management services and periodic reporting to the Board of Trustees with respect to such services;

(o) Negotiation, administration, and oversight of third party services to the Trust including, but not limited to, custody, tax, transfer agency, disaster recovery, audit, and legal services;

(p) Negotiation and arrangement for insurance desired or required of the Trust and administering all claims thereunder;

(q) Response to all inquiries by regulatory agencies, the press, and the general public concerning the business and affairs of the Trust, including the oversight of all periodic inspections of the operations of the Trust and its agents by regulatory authorities and responses to subpoenas and tax levies;

(r) Handling and resolution of any complaints registered with the Trust by shareholders, regulatory authorities, and the general public;

(s) Monitoring legal, tax, regulatory, and industry developments related to the business affairs of the Trust and communicating such developments to the officers and Board of Trustees as they may reasonably request or as the Administrator believes appropriate;

(t) Administration of operating policies of the Trust and recommendation to the officers and the Board of Trustees of the Trust of modifications to such policies to facilitate the protection of shareholders or market competitiveness of the Trust and Fund and to the extent necessary to comply with new legal or regulatory requirements;

(u) Responding to surveys conducted by third parties and reporting of Fund performance and other portfolio information; and

(v) Filing of claims, class actions involving portfolio securities, and handling administrative matters in connection with the litigation or settlement of such claims.

2. USE OF AFFILIATED COMPANIES AND SUBCONTRACTORS. In connection with the services to be provided by Administrator under this Agreement, Administrator may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by Administrator, provided that Administrator shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Administrator or such parties.

3. INSTRUCTIONS, OPINIONS OF COUNSEL, AND SIGNATURES. At any time Administrator may apply to a duly authorized agent of Trust for instructions regarding the Trust, and may consult counsel for the Trust or its own counsel, in respect of any matter arising in connection with this Agreement, and it shall not be liable for any action taken or omitted by it in good faith in accordance with such instructions or with the advice or opinion of such counsel. Administrator shall be protected in acting upon any such instruction, advice, or opinion and upon any other paper or document delivered by the Trust or such counsel believed by Administrator to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any officer or agent of the Trust, until receipt of written notice thereof from the Trust.

4. EXPENSES BORNE BY TRUST. Except to the extent expressly assumed by Administrator herein or under a separate agreement between the Trust and Administrator and except to the extent required by law to be paid by Administrator, the Trust shall pay all costs and expenses incidental to its organization, operations and business. Without limitation, such costs and expenses shall include but not be limited to:

(a) All charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities, and other property;

(b) All charges for equipment or services used for obtaining price quotations or for communication between Administrator or the Trust and the custodian, transfer agent or any other agent selected by the Trust;

(c) All charges for investment advisory, portfolio management, and accounting services provided to the Trust by the Administrator, or any other provider of such services;

(d) All charges for services of the Trust's independent auditors and for services to the Trust by legal counsel;

(e) All compensation of Trustees, other than those affiliated with Administrator, all expenses incurred in connection with their services to the Trust, and all expenses of meetings of the Trustees or committees thereof;

(f) All expenses incidental to holding meetings of shareholders, including printing and of supplying each record-date shareholder with notice and proxy solicitation material, and all other proxy solicitation expenses;

(g) All expenses of printing of annual or more frequent revisions of the Trust's prospectus(es) and of supplying each then- existing shareholder with a copy of a revised prospectus;

(h) All expenses related to preparing and transmitting certificates representing the Trust's shares;

(i) All expenses of bond and insurance coverage required by law or deemed advisable by the Board of Trustees;

(j) All brokers' commissions and other normal charges incident to the purchase, sale, or lending of Fund securities;

(k) All taxes and governmental fees payable to Federal, state or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;

(l) All expenses of registering and maintaining the registration of the Trust under the 1940 Act and, to the extent no exemption is available, expenses of registering the Trust's shares under the 1933 Act, of qualifying and maintaining qualification of the Trust and of the Trust's shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of the Trust under all other laws applicable to the Trust or its business activities;

(m)  All interest on indebtedness, if any, incurred by the Trust or a Fund; and

(n) All fees, dues and other expenses incurred by the Trust in connection with membership of the Trust in any trade association or other investment company organization.

5. ALLOCATION OF EXPENSES BORNE BY TRUST. Any expenses borne by the Trust that are attributable solely to the organization, operation or business of a Fund shall be paid solely out of Fund assets. Any expense borne by the Trust which is not solely attributable to a Fund, nor solely to any other series of shares of the Trust, shall be apportioned in such manner as Administrator determines is fair and appropriate, or as otherwise specified by the Board of Trustees.

6. EXPENSES BORNE BY ADMINISTRATOR. Administrator at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the services set forth in this Agreement. However, Administrator shall not be required to pay or provide any credit for services provided by the Trust's custodian or other agents without additional cost to the Trust.

     In the event that Administrator pays or assumes any expenses of the Trust or a Fund not required to be paid or assumed by Administrator under this Agreement, Administrator shall not be obligated hereby to pay or assume the same or similar expense in the future; provided that nothing contained herein shall be deemed to relieve Administrator of any obligation to the Trust or a Fund under any separate agreement or arrangement between the parties.

7. ADMINISTRATION FEE. For the services rendered, facilities provided, and charges assumed and paid by Administrator hereunder, the Trust shall pay to Administrator out of the assets of each Fund fees at the annual rate for such Fund as set forth in Schedule B to this Agreement. For each Fund, the administrative fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund, determined in the manner established by the Board of Trustees, as of the close of business on the last preceding business day on which the Fund's net asset value was determined.

8. STATE EXPENSE LIMITATION. If for any fiscal year of a Fund, its aggregate operating expenses ("Aggregate Operating Expenses") exceed the applicable percentage expense limit imposed under the securities law and regulations of any state in which Shares of the Fund are qualified for sale (the "State Expense Limit"), the Administrator shall pay such Fund the amount of such excess. For purposes of this State Expense Limit, Aggregate Operating Expenses shall (a) include (i) any fees or expense reimbursements payable to Administrator pursuant to this Agreement and (ii) to the extent the Fund invests all or a portion of its assets in another investment company registered under the 1940 Act, the pro rata portion of that company's operating expenses allocated to the Fund, and
(iii) any compensation payable to Administrator pursuant to any separate agreement relating to the Fund's investment operations and portfolio management, but (b) exclude any interest, taxes, brokerage commissions, and other normal charges incident to the purchase, sale or loan of securities, commodity interests or other investments held by the Fund, litigation and indemnification expense, and other extraordinary expenses not incurred in the ordinary course of business. Except as otherwise agreed to by the parties or unless otherwise required by the law or regulation of any state, any reimbursement by Administrator to a Fund under this section shall not exceed the administrative fee payable to Administrator by the Fund under this Agreement.

     Any payment to a Fund by Administrator hereunder shall be made monthly, by annualizing the Aggregate Operating Expenses for each month as of the last day of the month. An adjustment for payments made during any fiscal year of the Fund shall be made on or before the last day of the first month following such fiscal year of the Fund if the Annual Operating Expenses for such fiscal year (i) do not exceed the State Expense Limitation or (ii) for such fiscal year there is no applicable State Expense Limit.

9. NON-EXCLUSIVITY. The services of Administrator to the Trust hereunder are not to be deemed exclusive and Administrator shall be free to render similar services to others.

10. STANDARD OF CARE. Neither Administrator, nor any of its directors, officers or stockholders, agents or employees shall be liable to the Trust, any Fund, or its shareholders for any action taken or thing done by it or its subcontractors or agents on behalf of the Trust or the

Fund in carrying out the terms and provisions of this Agreement if done in good faith and without negligence or misconduct on the part of Administrator, its subcontractors, or agents.

11. INDEMNIFICATION. The Trust shall indemnify and hold Administrator and its controlling persons, if any, harmless from any and all claims, actions, suits, losses, costs, damages, and expenses, including reasonable expenses for counsel, incurred by it in connection with its acceptance of this Agreement, in connection with any action or omission by it or its agents or subcontractors in the performance of its duties hereunder to the Trust, or as a result of acting upon any instruction believed by it to have been executed by a duly authorized agent of the Trust or as a result of acting upon information provided by the Trust in form and under policies agreed to by Administrator and the Trust, provided that: (i) to the extent such claims, actions, suits, losses, costs, damages, or expenses relate solely to a particular Fund or group of Funds, such indemnification shall be only out of the assets of that Fund or group of Funds;
(ii) this indemnification shall not apply to actions or omissions constituting negligence or misconduct of Administrator or its agents or subcontractors, including but not limited to willful misfeasance, bad faith, or gross negligence in the performance of their duties, or reckless disregard of their obligations and duties under this Agreement; and (iii) Administrator shall give the Trust prompt notice and reasonable opportunity to defend against any such claim or action in its own name or in the name of Administrator.

     Administrator shall indemnify and hold harmless the Trust from and against any and all claims, demands, expenses and liabilities which such Trust may sustain or incur arising out of, or incurred because of, the negligence or misconduct of Administrator or its agents or subcontractors, provided that such Trust shall give Administrator prompt notice and reasonable opportunity to defend against any such claim or action in its own name or in the name of such Trust.

12. EFFECTIVE DATE, AMENDMENT, AND TERMINATION. This Agreement shall become effective as to any Fund as of the effective date for that Fund specified in Schedule A hereto and, unless terminated as hereinafter provided, shall remain in effect with respect to such Fund thereafter from year to year so long as such continuance is specifically approved with respect to that Fund at least annually by a majority of the Trustees who are not interested persons of Trust or Administrator.

     As to any Trust or Fund of that Trust, this Agreement may be modified or amended from time to time by mutual agreement between the Administrator and the Trust and may be terminated by Administrator or Trust by at least sixty (60) days' written notice given by the terminating party to the other party. Upon termination as to any Fund, the Trust shall pay to Administrator such compensation as may be due under this Agreement as of the date of such termination and shall reimburse Administrator for its costs, expenses, and disbursements payable under this Agreement to such date. In the event that, in connection with a termination, a successor to any of the duties or responsibilities of Administrator hereunder is designated by the Trust by written notice to Administrator, upon such termination Administrator shall promptly, and at the expense of the Trust or Fund with respect to which this Agreement is terminated, transfer to such successor all relevant books, records, and data established or maintained by Administrator under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision, at the expense of such Fund, for assistance from Administrator personnel in the establishment of books, records, and other data by such successor.

13. ASSIGNMENT. Any interest of Administrator under this Agreement shall not be assigned either voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of Trust.

14. BOOKS AND RECORDS. Administrator shall maintain, or oversee the maintenance by such other persons as may from time to time be approved by the Board of Trustees to maintain, the books, documents, records, and data required to be kept by the Trust under the 1940 Act, the laws of the Commonwealth of Massachusetts or such other authorities having jurisdiction over the Trust or the Fund or as may otherwise be required for the proper operation of the business and affairs of the Trust or the Fund (other than those required to be maintained by any investment adviser retained by the Trust on behalf of a Fund in accordance with Section 15 of the 1940 Act).

     Administrator will periodically send to the Trust all books, documents, records, and data of the Trust and each of its Funds listed in Schedule A that are no longer needed for current purposes or required to be retained as set forth herein. Administrator shall have no liability for loss or destruction of said books, documents, records, or data after they are returned to such Trust.

     Administrator agrees that all such books, documents, records, and data which it maintains shall be maintained in accordance with Rule 31a-3 of the 1940 Act and that any such items maintained by it shall be the property of the Trust. Administrator further agrees to surrender promptly to the Trust any such items it maintains upon request, provided that the Administrator shall be permitted to retain a copy of all such items. Administrator agrees to preserve all such items maintained under Rule 31a-1 for the period prescribed under Rule 31a-2 of the 1940 Act.

     Trust shall furnish or otherwise make available to Administrator such copies of the financial statements, proxy statements, reports, and other information relating to the business and affairs of each Fund of the Trust as Administrator may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

15. NON-LIABILITY OF TRUSTEES AND SHAREHOLDERS. Any obligation of Trust hereunder shall be binding only upon the assets of Trust (or the applicable Fund thereof) and shall not be binding upon any Trustee, officer, employee, agent or shareholder of Trust. Neither the authorization of any action by the Trustees or shareholders of Trust nor the execution of this Agreement on behalf of Trust shall impose any liability upon any Trustee or any shareholder.

16. USE OF ADMINISTRATOR'S NAME. The Trust may use its name and the names of its Funds listed in Schedule A or any other name derived from the name "Columbia Management Advisors" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Administrator as it relates to the services it has agreed to furnish under this Agreement. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, Trust will cease to use any name derived from the name " Columbia Management Advisors " or otherwise connected with Administrator, or with any organization which shall have succeeded to Administrator's business herein described.

17. REFERENCES AND HEADINGS. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder" shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: November 1, 2003


                                          COLUMBIA FUNDS TRUST XI


                                          By: /s/ JOSEPH R. PALOMBO
                                              ----------------------------------
                                               Joseph R. Palombo
                                               President

Attest:

/s/ RUSSELL L. KANE
--------------------------------------
Name: Russell L. Kane
Title: Assistant Secretary


                                          COLUMBIA MANAGEMENT ADVISORS, INC.


                                          By: /s/ JOSEPH R. PALOMBO
                                              ----------------------------------
                                               Joseph R. Palombo
                                               Executive Vice President and
                                               Chief Executive Officer

Attest:

/s/ RUSSELL L. KANE
--------------------------------------
Name:Russell L. Kane
Title: Assistant Clerk

                             COLUMBIA FUNDS TRUST XI
                            ADMINISTRATIVE AGREEMENT
                                   SCHEDULE A

The Funds of the Trust currently subject to this Agreement are as follows:

                                             Effective Date
                                             -----------------
Columbia Young Investor Fund                 September 1, 1995
Columbia Growth Stock Fund                   September 1, 1995
Columbia European Thematic Equity Fund       January 2, 2001
Columbia Global Thematic Equity Fund         January 2, 2001
Columbia Asset Allocation Fund               November 18, 2002
Columbia Dividend Income Fund                November 25, 2002
Columbia Large Cap Core Fund                 December 9, 2002
Columbia International Equity Fund           November 18, 2002
Columbia Large Cap Growth Fund               November 18, 2002
Columbia Disciplined Value Fund              November 25, 2002
Columbia Small Cap Fund                      November 18, 2002
Columbia Small Company Equity Fund           November 18, 2002

Dated: November 1, 2003


                                          COLUMBIA FUNDS TRUST XI


                                          By: /s/ JOSEPH R. PALOMBO
                                              ----------------------------------
                                               Joseph R. Palombo
                                               President

Attest:

/s/ RUSSELL L. KANE
--------------------------------------
Name: Russell L. Kane
Title: Assistant Secretary


                                          COLUMBIA MANAGEMENT ADVISORS, INC.


                                          By: /s/ JOSEPH R. PALOMBO
                                              ----------------------------------
                                               Joseph R. Palombo
                                               Executive Vice President and
                                               Chief Executive Officer

Attest:

/s/ RUSSELL L. KANE
--------------------------------------
Name:Russell L. Kane
Title: Assistant Clerk

                             COLUMBIA FUNDS TRUST XI
                            ADMINISTRATIVE AGREEMENT
                                   SCHEDULE B

     Compensation pursuant to Section 7 of this Agreement shall be calculated with respect to each Fund in accordance with the following schedule applicable to average daily net assets of the Fund:

Fund                                        Administrative Fee Schedule
--------------------------------------      ---------------------------------
Columbia Young Investor Fund                0.200% of the first $500 million,
                                            0.150% of the next $500 million,
                                            0.125% thereafter
Columbia Growth Stock Fund                  0.150% of the first $500 million,
                                            0.125% of the next $500 million,
                                            0.100% of the next $500 million,
                                            0.075% of the next $500 million,
                                            0.050% thereafter
Columbia European Thematic Equity Fund      0.050%
Columbia Global Thematic Equity Fund        0.050%
Columbia Asset Allocation Fund              0.0670%
Columbia Dividend Income Fund               0.0670%
Columbia Large Cap Core Fund                0.0670%
Columbia International Equity Fund          0.0670%
Columbia Large Cap Growth Fund              0.0670%
Columbia Disciplined Value Fund             0.0670%
Columbia Small Cap Fund                     0.0670%
Columbia Small Company Equity Fund          0.0670%

Dated: November 1, 2003


                                          COLUMBIA FUNDS TRUST XI


                                          By: /s/ JOSEPH R. PALOMBO
                                              ----------------------------------
                                               Joseph R. Palombo
                                               President

Attest:

/s/ RUSSELL L. KANE
--------------------------------------
Name: Russell L. Kane
Title: Assistant Secretary


                                          COLUMBIA MANAGEMENT ADVISORS, INC.


                                          By: /s/ JOSEPH R. PALOMBO
                                              ----------------------------------
                                               Joseph R. Palombo
                                               Executive Vice President and
                                               Chief Executive Officer

Attest:

/s/ RUSSELL L. KANE
--------------------------------------
Name:Russell L. Kane
Title: Assistant Clerk